Substitute Power of Attorney
Pursuant to written powers of attorney (each a Power of Attorney) by the individuals listed below and the Substitute Power of Attorney from Maryanne R. Lavan dated June 27, 2023 (the Stevens Substitute Power of Attorney), the undersigned, John E. Stevens, has been constituted and appointed the lawful substitute attorney-in-fact and agent of the individuals, with full power of substitution, to execute and file documents with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act and Rule 144 of
  the Securities Act of 1933, with respect to equity securities of Lockheed Martin Corporation and with such further powers as specified in each Power of Attorney and the Stevens Substitute Power of Attorney.
Individual
Date of Power of Attorney
John C. Aquilino
June 25, 2025
David B. Burritt
June 25, 2025
Timothy S. Cahill
June 20, 2025
John M. Donovan
June 25, 2025
Joseph F. Dunford, Jr.
June 25, 2025
Thomas J. Falk
June 25, 2025
Stephanie C. Hill
June 19, 2025
Vicki A. Hollub
June 25, 2025
Robert M. Lightfoot, Jr.
June 19, 2025
Kevin J. O'Connor
June 19, 2025
H. Edward Paul III
June 19, 2025
Debra L. Reed-Klages
June 25, 2025
Maria A. Ricciardone
June 19, 2025
Evan T. Scott
June 19, 2025
Frank A. St. John
June 19, 2025
James D. Taiclet
June 19, 2025
Gregory M. Ulmer
June 20, 2025
Heather Wilson
June 25, 2025
Patricia E. Yarrington
June 25, 2025
In accordance with the authority granted under each Power of Attorney and the Stevens Substitute Power of Attorney, including the power of substitution, the undersigned hereby appoints Lynda M. Noggle as substitute attorney-in-fact, on behalf of the individuals listed above, with no power of substitution, to exercise and execute all of the powers granted or conferred to the undersigned in each Power of Attorney and the Stevens Substitute Power of Attorney with the exception of the power of substitution.
For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned himself in each Power of Attorney and the Stevens Substitute Power of Attorney.
This Substitute Power of Attorney shall remain in full force and effect unless and until revoked by the undersigned.
IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of December 4, 2025.


Signature:
Name: John E. Stevens